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                                                                     EXHIBIT 5.1


           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                May 2, 1997

McKesson Corporation
McKesson Financing Trust
c/o McKesson Corporation
    McKesson Plaza
    One Post Street
    San Francisco, CA  94104

Ladies and Gentlemen:

          We have acted as special counsel to McKesson Corporation, a Delaware corporation (the "Company"), and McKesson Financing Trust, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement being hereinafter referred to as the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on the date hereof with respect to the registration under the Securities Act of 1933, as amended (the "Act"), (i) by the Trust of 4,000,000 5% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"); (ii) by the Company of its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Convertible Preferred Securities pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), (iii) by the Company of $200,000,000 aggregate principal amount of its 5% Convertible Subordinated Debentures due June 1, 2027 (the "Convertible Subordinated Debentures") and (iv) by the Company of such number of shares of common stock of the Company, par value $0.01 per share ("Company Common Stock"), as are issuable upon conversion of the Convertible Subordinated Debentures and such indeterminate number of shares of Company Common Stock as may be issuable pursuant to certain anti-dilution adjustments.

          The Convertible Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of February 20, 1997 (the "Declaration"), among Nancy A. Miller, William A. Armstrong and Ivan
D. Meyerson, as regular trustees, The First National Bank of Chicago, as

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McKesson Corporation
McKesson Financing Trust
May 2, 1997
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trustee (the "Institutional Trustee"), First Chicago Delaware Inc., as Delaware
trustee and the Company, as sponsor.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement, dated as of February 20, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Morgan Stanley & Co. Incorporated; (iii) an executed copy of the Indenture, dated as of February 20, 1997, between The First National Bank of Chicago, as trustee, and the Company; (iv) the form of the Convertible Preferred Securities and a specimen certificate thereof; (v) the form of the Convertible Subordinated Debentures and a specimen certificate thereof; (vi) the Guarantee Agreement; (vii) the Restated Certificate of Incorporation and Restated By-Laws of the Company; (viii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on February 5, 1997; and (ix) the Declaration. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The documents referred to in clauses (ii), (iii), (vi), (viii) and (ix) are hereinafter referred to as the "Operative Documents".

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite
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McKesson Corporation
McKesson Financing Trust
May 2, 1997
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action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent set forth in paragraphs 2 and 3 below, the validity and binding effect thereof on such parties. We have also assumed that the execution and delivery by the Company of the Guarantee Agreement, the Indenture and the Convertible Subordinated Debentures and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Restated Certificate of Incorporation or the Restated By-Laws of the Company or the Operative Documents), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware Business Trust Act, the Delaware General Corporation Law (the "DGCL") or those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Business Trust Act of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Convertible Preferred Securities have been duly authorized for issuance by the Trust, and repre-
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McKesson Corporation
McKesson Financing Trust
May 2, 1997
Page 4



sent, subject to the qualifications set forth in paragraph 5 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          2. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid, legal and binding agreement of the Company in favor of the holders of Convertible Preferred Securities, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(b) we express no opinion regarding the enforceability or effect of Section 8.2 of the Guarantee Agreement.

          3. The Convertible Subordinated Debentures have been duly authorized, executed, issued and delivered by the Company, and constitute valid, legal and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) we express no opinion regarding the enforceability or effect of
Section 6.7 of the Indenture.

          4. The shares of Company Common Stock initially issuable upon conversion of the Convertible Subordinated Debentures have been duly authorized and reserved for issuance by the Company and, if and when issued, upon conversion of the Convertible Subordinated Debentures in accordance with the provisions of the Indenture, at conversion prices at or in excess of the par value of such shares of Company
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McKesson Corporation
McKesson Financing Trust
May 2, 1997
Page 5



Common Stock, such shares of Company Common Stock will be validly issued, fully paid and nonassessable.

          5. The holders of the Convertible Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Convertible Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Convertible Preferred Securities and the issuance of replacement Convertible Preferred Securities and (ii) provide security and indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                            Very truly yours,